Amendment #4
to the
AUTOMATIC
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 1, 2004
Between
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
(THE COMPANY)
And
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE REINSURER)

The parties hereby agree to the following changes in the Reinsurance Agreement:

5.	SCHEDULE A, Section 1, POLICIES REINSURED, shall be replaced by the following:

POLICIES REINSURED

This Agreement covers the following policies issued by THE COMPANY:

•	Appreciable Life – Form Numbers ALA-84, ALB-84, ALA-86, ALB-86 and all state variations
•	Charity Plus – Form Numbers CUL-B-106 and all state variations
•	M Premier VUL – Form Number MPVUL-2003 and all state variations
•	My Term – Form Number PFT-2007 and all state variations
•	PruLife Advisor Select – Form Number VULPAS 2002 and all state variations
•	PruLife Custom Premier – Form Number VUL-2000 and all state variations
•	PruLife Custom Premier II – Form Number VUL-2004 and all state variations
•	PruLife Return of Premium Term – Form Number PLTIR-2006 and all state variations
•	PruLife Universal – Form Number UL-2000 and all state variations
•	PruLife Universal Plus – Form Numbers UL-2001 for PruLife Universal Plus and all state variations
•	PruLife UL Plus/Protector 2003 –Form Numbers UL-2003 for PruLife UL Plus 2003, ULNT-2003 for PruLife UL Protector 2003 and all state variations
•	PruLife SUL Plus/Protector -- Policy Form Numbers SUL-2003 for PruLife SUL Plus, SULNT-2003 for PruLife SUL Protector and all state variations
•
PruSelect III –Form Numbers CVUL-1999 and all state variations.  Excluded from this Agreement are policies with effective dates of July 7, 2007 and later that are written under Prudential Financial Inc. Non-Qualified Retirement Plan Trust owned COLI covering Prudential employees.

•	PruVider – Form Number VAL-DR-105 and all state variations
•	Survivorship Variable Universal Life – Form Number SVUL-2000 and all state variations
•	Term Elite and Essential 2000, 2001, 2002, 2003, 2004, 2005, and 2006 – Form Numbers PLTI-2000, PLTINC-2000, PLTINC-2001, PLTIC-2003, PLTI-2005, PLTIC-2005 and all state variations
•	Variable Appreciable Life – Form Numbers VALA-84, VALB-84, VALA-86, VALB-86, and all state variations.
•	Variable Life Insurance – Form Number VFL-85 and all state variations
•
All subsequent policies issued on policy forms that are essentially revisions to the above products, notwithstanding the fact that new form numbers are assigned for state filing or administrative purposes.

In addition, the following supplemental benefits and riders on reinsured policies are included in this Agreement:
•	Target Term Rider (TTR)
•	Supplemental Insurance Amount (SIA)
•
Any other term riders that provide additional life insurance on the life of the insured including, Appreciable Plus Term Rider, Annual Renewable Term Riders, Decreasing Term Riders, Level Premium Term Riders, and Term Protector Riders

•	Estate Protection Rider

Excluded from the Agreement are the following supplemental benefits and riders:
•	Accidental Death Benefit
•	Applicant’s Waiver of Premium
•	Rider for Return of Premium
•	Unscheduled Premium Benefit
•	Riders that provide additional life insurance on the life of the spouse of the insured
•	Riders that provide additional life insurance on the lives of any dependent children of the insured

This Agreement covers policies of the above types that are under the following policy statuses:
•	Inforce premium paying as of the Effective Date
•	Lapsed within the reinstatement period and subsequently reinstated
•	New Business effective on or after the Effective Date
•	Extended Term Insurance as of the Effective Date
•	Fully Paid-Up Insurance as of the Effective Date
•	Reduced Paid-Up Insurance as of the Effective Date

Y-Excess-2004-PICA-PLNJ-4

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of September 17, 2007.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________	By:________________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Witnessed By:_________________________	Witnessed By:_________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Y-Excess-2004-PICA-PLNJ-4